Exhibit 99.1


                      PRIME HOLDINGS AND INVESTMENTS, INC.
                           521 FIFTH AVENUE SUITE 1700
                               NEW YORK, NY 10175


FOR IMMEDIATE RELEASE

CONTACT: FRANK LORENZO
         212 292-4258


PRIME HOLDINGS AND INVESTMENTS, INC. ANNOUNCES
RESTRUCTURING AND SYMBOL CHANGE TO PHIV FROM PHILL

NEW YORK, NY MARCH 31, 2003-Prime Holdings and Investments, Inc. (OTCBB: PHIV) today announced a restructuring of the Company. The Company declared a 1 for 6.5 reverse split effective March 31, 2003. This will reduce the Company's issued and outstanding shares from 54,282,000 to 8,351,077. The Company has also changed its trading symbol to PHIV from PHII.

Giovanni Iachelli, the Company's President states, "We are very excited about this development and are currently investigating undervalued companies for future acquisition."

Prime Holdings and Investments, Inc. is a holding company that conducts business through its wholly owned subsidiary, S.I.T.I., SpA, an Italian corporation with principal offices in Milan, Italy. The Company is in the business of acquiring majority owned interests in emerging, small and mid-sized private companies operating in high-growth sectors throughout Western Europe.

John Visendi, the Company's Chief Financial Officer, has been actively identifying undervalued acquisition candidates in Western Europe. Mr. Visendi is also Chief Executive Officer of S.I.T.I., SpA.